EXHIBIT 99.a


04-22
For further information:
John F. Walsh                                        Andy Katell
Director of Investor Relations                       Senior VP of Communications
Southern Union Company                               GE Commercial Finance EFS
570-829-8662                                         203-961-5773

        SOUTHERN UNION/GE COMMERCIAL FINANCE EFS JOINT VENTURE COMPLETES
         CROSSCOUNTRY ENERGY ACQUISITION AND DIVESTITURE OF INTERESTS IN
               NORTHERN PLAINS NATURAL GAS COMPANY & NBP SERVICES
    Southern Union Schedules Special Investor Call & Webcast for November 22
    ------------------------------------------------------------------------

     WILKES-BARRE, Pa. (BUSINESS WIRE) - November 17, 2004 - CCE Holdings, LLC, a joint venture of Southern Union Company (NYSE: SUG) and GE Commercial Finance Energy Financial Services ("EFS"), today completed its acquisition of 100% of the equity interests of CrossCountry Energy, LLC from Enron Corp. and its affiliates (collectively, "Enron"). Also today, CCE Holdings completed the divestiture of its interests in Northern Plains Natural Gas Company, LLC and NBP Services, LLC to ONEOK, Inc. for $175 million.
     Southern Union chairman George L. Lindemann stated, "This acquisition represents several very important milestones for Southern Union. We have established a solid and forward-looking partnership with GE Commercial Finance, we have become one of the largest interstate pipeline companies in the country, and, most importantly, we have created a strong foundation of assets to drive our earnings growth."
     Thomas F. Karam, president of Southern Union, added, "While this acquisition continues the transformation of Southern Union into a premier interstate pipeline company, the real work begins now. Our efforts are focused on swiftly moving CrossCountry Energy and Panhandle Energy under an integrated management organization led by Stan Horton, a more than 30-year industry veteran. We believe this platform will drive significant synergies that will enhance shareholder value."
     "Our partnership with Southern Union reflects our keen interest in teaming up with leading energy companies to help them grow," said Alex Urquhart, president and CEO of EFS. "In addition, it draws on GE's deep energy and finance expertise."
     CCE Holdings paid Enron approximately $2.45 billion in cash for CrossCountry Energy, including the assumption of certain consolidated debt. CrossCountry Energy is comprised of approximately 7,400 miles of natural gas pipelines with approximately 4.2 Bcf/d of natural gas capacity. CrossCountry Energy owns 100% of the Transwestern Pipeline and 50% of Citrus Corp. - which, in turn, owns 100% of Florida Gas Transmission Company. An affiliate of El Paso Corp. owns the remaining 50% of Citrus Corp.
     Southern Union has funded a portion of its equity investment in CrossCountry Energy through the settlement of a forward sale equity offering, which took place in July 2004. The company received approximately $142 million in proceeds upon the issuance of 8,242,500 shares of common stock to affiliates of JP Morgan and Merrill Lynch, joint book-running managers of the offering. Southern Union utilized bridge financing provided by affiliates of JP Morgan and Merrill Lynch until such time that it accesses the capital markets to permanently finance the remainder of its investment.
     JP Morgan served as financial advisor to Southern Union in connection with this transaction.
     Southern Union has named Stanley C. Horton president and COO of its combined pipeline operations, including CrossCountry Energy and Panhandle Energy. Horton served as CrossCountry Energy's president and CEO since 2003 and previously served as chairman and CEO of Enron Transportation Services, which included the company's North American pipeline businesses, among other operations. He has chaired the Gas Industry Standards Board (2000), the Interstate Natural Gas Association of America (2001) and the Natural Gas Council
(2002).
     The CCE Holdings joint venture is governed by an Amended and Restated Limited Liability Company Agreement and the management of CCE Holdings' pipeline operations is governed by an Administrative Services Agreement. Both Agreements were filed in a Form 8-K with the Securities and Exchange Commission on November 9, 2004 and are accessible through Southern Union's web site at www.southernunionco.com. Investor Call & Webcast
-----------------------
     Southern Union will host a special investor call and live webcast on Monday, November 22 at 2:00 p.m. Eastern Time to discuss the acquisition and outlook.
     To participate, dial 800-884-5695 (international callers dial 617-786-2960) and enter passcode 10066175, or visit www.southernunionco.com. A corresponding presentation will also be available through Southern Union's web site prior to the call.
     A replay of the call will be available for one week by dialing 888-286-8010 (international callers dial 617-801-6888) and entering passcode 80796708.

About GE Commercial Finance Energy Financial Services
-----------------------------------------------------
     GE Commercial Finance Energy Financial Services, based in Stamford, Conn., annually invests about $3 billion in the world's most capital-intensive industry, energy. With more than $11 billion in assets under management, EFS offers structured equity, leveraged leasing, partnerships, project finance and broad-based commercial finance to the global energy industry from wellhead to wall socket. For more information, visit www.geenergyfinancialservices.com. GE Commercial Finance, which offers businesses around the globe an array of financial products and services, has assets of over US$220 billion and is headquartered in Stamford, Conn., USA. General Electric (NYSE: GE) is a diversified technology, media and financial services company dedicated to creating products that make life better. For more information, visit www.ge.com. About Southern Union Company
----------------------------

     Southern Union Company, headquartered in Wilkes-Barre, Pa., is engaged primarily in the transportation and distribution of natural gas. Through its Panhandle Energy subsidiary, Southern Union owns and operates Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipeline Company, Trunkline LNG Company and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major markets in the Midwest and Great Lakes region. Trunkline LNG, located in Lake Charles, La., is one of the nation's largest liquefied natural gas import terminals. Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves nearly one million natural gas end-user customers in Mo., Pa., R.I. and Ma. For further information, visit www.southernunionco.com. Forward-Looking Information
---------------------------

     This release and other Southern Union reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
     Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth;
abnormal weather conditions in Southern Union's service areas; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union's natural gas distribution businesses; new legislation and government regulations and proceedings involving or impacting Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other business or investment that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations - such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's or any of its subsidiaries debt security ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any asset.

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